Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regard to the acquisition of Parkway Plaza (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler REIT, L.P. (“Operating Partnership”), its majority-owned subsidiary, acquired through a Purchase and Sale Agreement on June 17, 2015. The Operating Partnership completed the acquisition on September 15, 2015.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2015 gives effect to the acquisition of the Property as if it occurred on June 30, 2015. The Wheeler REIT column as of June 30, 2015 represents the actual balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on August 12, 2015 with the Securities and Exchange Commission (“SEC”) for the period. The pro forma adjustments column includes the preliminary estimated impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the six months ended June 30, 2015 and the year ended December 31, 2014 give effect to the Company's acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the six months ended June 30, 2015 represents the results of operations presented in the Company's Form 10-Q. The Wheeler REIT column for the year ended December 31, 2014 represents the results of operations presented in the Company’s Annual Report on Form 10-K (“Form 10-K”) filed with the SEC on March 25, 2015. The Property column includes the full year’s operating activity for the Property for the year ended December 31, 2014 and six months' operating activity for the six months ended June 30, 2015, as the Property was acquired subsequent to June 30, 2015 and therefore was not included in the Company’s historical financial statements. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired Property. Since the acquisition transaction closed during the third quarter of 2015, the Property will be included in the consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the three and nine months ending September 30, 2015, to be filed with the SEC. These pro forma statements may not be indicative of the results that actually would have occurred had the anticipated acquisition been in effect on the dates indicated or which may be obtained in the future.

In management's opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma condensed consolidated financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on March 25, 2015 as part of its Form 10-K for the year ended December 31, 2014 and on August 12, 2015 as part of its Form 10-Q for the six months ended June 30, 2015.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2015
(unaudited)

	Wheeler	Pro Forma	Pro Forma
	REIT	Adjustments	Consolidated
	(A)	(B)
ASSETS:
Investment properties, net	$192,945,133	$5,001,743	$197,946,876
Cash and cash equivalents	49,165,844	(2,575,001)	46,590,843
Rents and other tenant receivables, net	2,193,602	—	2,193,602
Goodwill	5,485,823	—	5,485,823
Above market lease intangibles, net	5,681,901	—	5,681,901
Deferred costs, reserves, intangibles and other assets	45,688,802	1,364,078	47,052,880
Total Assets	$301,161,105	$3,790,820	$304,951,925

LIABILITIES:
Mortgages and other indebtedness	$163,826,466	$3,500,000	$167,326,466
Below market lease intangibles	5,016,648	290,820	5,307,468
Accounts payable, accrued expenses and other liabilities	8,227,725	—	8,227,725

Total Liabilities	177,070,839	3,790,820	180,861,659

Commitments and contingencies	—	—	—

EQUITY:
Series A preferred stock	1,458,050	—	1,458,050
Series B convertible preferred stock	36,806,496	—	36,806,496
Common stock	544,190	—	544,190
Additional paid-in capital	183,834,995	—	183,834,995
Accumulated deficit	(108,544,140)	—	(108,544,140)
Noncontrolling interest	9,990,675	—	9,990,675

Total Equity	124,090,266	—	124,090,266

Total Liabilities and Equity	$301,161,105	$3,790,820	$304,951,925

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2015
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(A)	(B)	(C)
REVENUES:
Rental income	$9,291,008	$263,592	$29,653	(1)	$9,584,253
Asset management fees	333,482	—	—		333,482
Commissions	220,610	—	—		220,610
Tenant reimbursements and other income	2,610,402	45,930	—		2,656,332

Total Revenues	12,455,502	309,522	29,653		12,794,677

OPERATING EXPENSES AND CERTAIN
OPERATING EXPENSES OF THE ACQUIRED:
Property operating	3,533,492	65,079	—		3,598,571
Non-REIT management and leasing services	601,552	—	—		601,552
Depreciation and amortization	7,311,233	—	196,035	(2)	7,507,268
Provision for credit losses	101,736	—	—		101,736
Corporate general & administrative	5,829,860	5,539	—		5,835,399

Total Operating Expenses and Certain Operating
Expenses of the Acquired	17,377,873	70,618	196,035		17,644,526

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(4,922,371)	238,904	(166,382)		(4,849,849)

Interest expense	(4,596,056)	—	(79,975)	(3)	(4,676,031)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(9,518,427)	$238,904	$(246,357)		$(9,525,880)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated

	(D)	(E)	(C)
REVENUES:
Rental income	$13,598,681	$525,024	$59,305	(1)	$14,183,010
Asset management fees	296,290	—	—		296,290
Commissions	158,876	—	—		158,876
Tenant reimbursements and other income	3,105,405	98,676	—		3,204,081

Total Revenues	17,159,252	623,700	59,305		17,842,257

OPERATING EXPENSES AND CERTAIN OPERATING
EXPENSES OF THE ACQUIRED:
Property operating	4,314,599	138,568	—		4,453,167
Depreciation and amortization	8,220,490	—	431,451	(2)	8,651,941
Provision for credit losses	60,841	—	—		60,841
Corporate general & administrative and other	9,495,711	3,144	—		9,498,855

Total Operating Expenses and Certain Operating
Expenses of the Acquired	22,091,641	141,712	431,451		22,664,804

Operating Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	(4,932,389)	481,988	(372,146)		(4,822,547)

Interest expense	(6,813,426)	—	(159,950)	(3)	(6,973,376)

Net Income (Loss) and Excess of Acquired
Revenues Over Certain Operating Expenses	$(11,745,815)	$481,988	$(532,096)		$(11,795,923)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited consolidated balance sheet of the Company as of June 30, 2015 included in the Company’s Form 10-Q as of June 30, 2015.

B.
Represents the estimated pro forma effect of the Company’s $6.1 million acquisition of the Property, assuming it occurred on June 30, 2015. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their preliminary estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company estimated fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of estimating the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statement of Operations

A.	Reflects the consolidated statement of operations of the Company for the six months ended June 30, 2015.

B.	Amounts reflect the historical operations of the Property for the six months ended June 30, 2015, unless otherwise noted.

C.	Represents the estimated unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents estimated amortization of above/below market leases which are being amortized on a straight-line basis over the remaining terms of the related leases.

(2)
Represents the estimated depreciation and amortization of the buildings and related improvements, leasing commissions, in place leases and capitalized legal/marketing costs resulting from the preliminary estimated purchase price allocation in accordance with accounting principles generally accepted in the United States of America. The buildings and site improvements are being depreciated on a straight-line basis over their estimated useful lives up to 40 years. The tenant improvements, leasing commissions, in place leases and capitalized legal/marketing costs are being amortized on a straight-line basis over the remaining terms of the related leases.

(3)	Represents expected interest expense on debt used to finance the acquisition, which is expected to accrue interest at a rate of 4.57% per annum and mature in October 2025.

D. Reflects the consolidated statement of operations of the Company for the year ended December 31, 2014.

E. Amounts reflect the historical operations of the Property for the year ended December 31, 2014, unless otherwise noted.